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                                                                     EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-24457) of Transocean Offshore Inc. and in the related Prospectus and to the incorporation by reference in the Registration Statements (Form S-8 No. 33-64776 and Form S-8 No. 333-12475) pertaining to the Long Term Incentive Plan of Transocean Offshore Inc. (formerly Sonat Offshore Drilling Inc.) and the Registration Statement (Form S-8 No. 33-66036) pertaining to the Savings Plan of Transocean Offshore Inc. (formerly Sonat Offshore Drilling Inc.) of our report dated February 6, 1998 (except Note 18, as to which the date is March 18, 1998), with respect to the consolidated financial statements of Transocean Offshore Inc. included in the Form 10-K for the year ended December 31, 1997.

                                          Ernst & Young LLP

Houston, Texas
March 18, 1998

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